UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 28, 2004

AMBASSADORS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA	99202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(509) 534-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The existing lease for Ambassadors Group, Inc.’s (the “Registrant’s”) principal executive offices for approximately 48,000 square feet of space located in Spokane, Washington (the “Premises”) expired on December 31, 2004. On December 28, 2004, Portolese & Sample Investments and the Registrant entered into a new lease for the Premises. The term of the lease commences on January 1, 2005 for an initial term of five (5) years. The Registrant has the option to renew the lease for two (2) additional five (5) year periods. The average monthly rent is approximately $37,000.

The above description does not purport to describe all of the terms of the lease. A complete text of the lease is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1:	Commercial Lease by and between Portolese & Sample Investments, a Washington general partnership and Ambassadors Group, Inc., a Delaware corporation, dated as of December 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: January 4, 2005	By:	/s/ Colleen McCann-Lillie
Colleen McCann-Lillie Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Commercial Lease by and between Portolese & Sample Investments, a Washington general partnership and Ambassadors Group, Inc., a Delaware corporation, dated as of December 28, 2004